EFFECTIVE AUGUST 23RD, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) September 29, 2004
                                                          ------------------

                       China Digital Communication Group
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             (Exact name of registrant as specified in its charter)

          Nevada                    333-64804                   91-2132336
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(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)

                 2/F North Wondial Building, Keji South 6 Road,
    Shenzhen High-Tech Industrial Park, Shennan Avenue, Shenzhen, P.R. China
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 86-755-38252698
                                                  ------------------------------

                                Jasmine's Garden
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On September 29, 2004, we entered into a Share Exchange Agreement, or the Agreement, with Billion Electronics Co., Ltd., a company incorporated under the laws of China, or Billion, the shareholders of Billion and Shenzhen E'Jinie Technology Development Co., Ltd., a company incorporated under the laws of China, or E'Jinie. All of the issued and outstanding securities of Billion are owned by three unaffiliated shareholders. Billion owns all of the issued and outstanding securities of E'Jinie and the securities of E'Jinie are its sole asset. E'Jinie is a wholly-owned subsidiary of Billion and is engaged in the business of the research and development, manufacture, and distribution of battery shells. E'Jinie currently occupies factory space of approximately 4,000 square meters located in Shenzhen, China and possesses approximately 115 machine sets and testing equipment. E'Jinie has nine divisions with approximately 526 employees.

      Pursuant to the terms of the Agreement, we agreed to purchase all of the issued and outstanding securities of Billion from the shareholders of Billion in exchange for US$1,500,000 and 4,566,210 shares of our common stock, or approximately 8.7% of our issued and outstanding stock on a fully diluted basis. The exchange was based upon our agreed value at US$105,070,000 and an agreed upon value of E'Jinie at US$11,500,000. We intend to issue our common stock in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, 1933, as amended.

      We also agreed to enter into a registration agreement with the shareholders of Billion pursuant to which we will agree to register the shares of our common stock issued to them in connection with the Agreement. This registration agreement will contain customary terms and provisions relating to underwriter and company cutbacks, among other things. We intend to enter into this agreement on or prior to the closing date of this acquisition transaction.

      The acquisition transaction will close upon the satisfaction by the parties of the various closing conditions set forth in the Agreement, including without limitation, obtaining satisfactory results from our due diligence of E'Jinie's operations and financial condition. The parties have agreed to a closing date of October 31, 2004, which date may be amended upon the agreement of the parties.

      After the consummation of the transactions contemplated in the Agreement, we will have 52,546,210 shares of common stock issued and outstanding shares.

      This acquisition was approved by our board of directors on September 28, 2004, by written consent.

ITEM 8.01  OTHER EVENTS

      We issued a press release on September 29, 2004 related to the acquisition transaction described above. The press release is attached hereto as Exhibit 99.1

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

10.1        Share Exchange Agreement                         Filed Herewith
99.1        Press Release                                    Filed Herewith

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CHINA DIGITAL COMMUNICATION GROUP


                                        By: /s/ YiBo Sun
                                            ------------------------------------
                                            Name: YiBo Sun
                                            Title: Chief Executive Officer

Dated: September 29, 2004